As Filed with the Securities and Exchange Commission on May 7, 1996
                                                     Registration No. 33-____
       _________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                              LIVE ENTERTAINMENT INC.
             (Exact name of registrant as specified in its charter)
             Delaware                                  95-4178252
  -------------------------------                   --------------------
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                    Identification No.)
                         15400 Sherman Way, Suite 500
                          Van Nuys, California  91406
              ---------------------------------------------------
              (Address of principal executive offices) (zip code)

              1988 Stock Option and Stock Appreciation Rights Plan
              ----------------------------------------------------
                           (Full Title of the Plans)

                                Ronald B. Cushey
                            Chief Financial Officer
                            LIVE Entertainment Inc.
                          15400 Sherman Way, Suite 500
                          Van Nuys, California  91406
                    ---------------------------------------
                    (Name and address of agent for service)

                                  818-988-5060
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                              Gary J. Cohen, Esq.
                                Sidley & Austin
                          555 W. Fifth St., Suite 4000
                         Los Angeles, California  90013
                                 (213) 896-6000

                        CALCULATION OF REGISTRATION FEE
===========================================================================
                                Proposed       Proposed
Title of                        maximum        maximum
securities       Amount         offering       aggregate        Amount of
 to be            to be         price per      offering       registration
Registered      registered(1)   share          price               fee
===========================================================================
Common Stock    300,000(2)      $6.50(3)      $1,950,000(3)     $672.41(4)
($1.00 par
value)

  (1) Pursuant to General Instruction E to Form S-8 Registration Statement under the Securities Act of 1933, this Registration Statement covers the 300,000 shares of Common Stock being registered hereunder. The Registrant has previously registered on Registration Statement 33-30862 on Form S-8/S-3 1,200,000 shares of Common Stock, on Registration Statement 33-38902 on Form S-8/S-3 300,000 shares of Common Stock issued or issuable pursuant to the 1988 Stock Option and Stock Appreciation Rights Plan (the "Plan") and on Registration Statement 33-60927 on Form S-8/S-3 100,000 shares of Common Stock issued or issuable pursuant to the Plan, which Registration Statements are hereby incorporated herein in their entirety by this reference.
  (2) An indeterminate number of additional shares of Common Stock which may be issued pursuant to adjustment provisions and Stock Appreciation Rights in the Plan are also registered hereunder.
  (3) The proposed maximum offering price per share and aggregate offering price, estimated solely for the purpose of calculating the registration fee for the additional 300,000 shares registered hereunder, has been computed pursuant to Rule 457 (h) and Rule 457 (c) under the Securities Act of 1933 based on the average of the high and low prices per share of the Common Stock on the Nasdaq Stock Market's SmallCap market on April 30, 1996.
  (4) This Registration Statement covers the 300,000 shares of Common Stock being registered hereunder. The registration fee of $3,436 for 1,200,000 shares was paid in connection with the filing of Registration Statement No. 33-30862, the registration fee of $4,221 for 300,000 shares was paid in connection with the filing of Registration Statement No. 33-38902, and the registration fee of $142 for 100,000 shares was paid in connection with the filing of Registration Statement
        No. 33-60927. The registration fee of $672.41 for the 300,000 shares registered hereunder is included herewith.

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

                        INCORPORATION BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the following documents filed with the Securities and Exchange Commission ("Commission") are incorporated herein by this reference:

         (a) Registration Statement 33-30862 on Form S-8, dated September 1, 1989;

         (b) Registration Statement 33-38902 on Form S-8, dated January 1, 1991;

         (c) Registration Statement 33-60927 on Form S-8, dated July 7, 1995;

         (d) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on March 19, 1996;

         (e) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on April 30, 1996

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cit of Los Angeles, State of California, on this 7th day of May, 1996.

                     LIVE Entertainment Inc.


                     By:  /s/ ROGER A. BURLAGE
                        Roger A. Burlage, Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the date indicated.

/s/ ROGER A. BURLAGE
Roger A. Burlage            Chairman and Chief Executive Officer    May 7, 1996
                            (principal executive officer)
                            Director

/s/ RONALD B. CUSHEY
Ronald B. Cushey            Chief Financial Officer                 May 7, 1996
                            (principal financial officer)
                            Director

/s/ ROBERT L. DENTON
Robert L. Denton            Vice President and                      May 7, 1996
                            Chief Accounting Officer
                            (principal accounting officer

/s/ JAY BURNHAM
Jay Burnham                 Director                                May 7, 1996

/s/ MAKOTO KOSHIBA
Makoto Koshiba              Director                                May 7, 1996


/s/ JONATHAN D. LLOYD
Jonathan D. Lloyd           Director                                May 7, 1996


Charles MacDonald           Director                                May 7, 1996


/s/ RYUICHI NODA
Ryuichi Noda                Director                                May 7, 1996


/s/ MASAO NOMURA
Masao Nomura                Director                                May 7, 1996


Melvin Pearl                Director                                May 7, 1996


/s/ GREGORY R. PIERSON
Gregory R. Pierson          Director                                May 7, 1996


Roger R. Smith              Director                                May 7, 1996


Michael Jay Solomon         Director                                May 7, 1996


Charles Yamarone            Director                                May 7, 1996